EXHIBIT 99.1 PRESS RELEASE 3000 N. Sam Houston Pkwy E., Houston, TX 77032 Phone: 281-871-3602 Page 1 of 1 FOR IMMEDIATE RELEASE HALLIBURTON APPOINTS NEW WESTERN HEMISPHERE PRESIDENT HOUSTON – Jan. 14, 2026 – Halliburton (NYSE: HAL) announced today that Casey Maxwell, senior vice president North America Land, has been promoted to president, Western Hemisphere, effective Feb. 1, 2026. “Casey brings extensive operational and leadership experience and managed our business in the Permian Basin and Argentina,” said Shannon Slocum, executive vice president and chief operating officer. “His deep understanding of our customers and operations positions him well to lead the Western Hemisphere.” Maxwell joined Halliburton in 2006 as a field associate in Odessa, Texas. He has advanced through roles of increasing responsibility in field sales, technical sales, business development, and area leadership based in Midland, Denver, and Buenos Aires, Argentina. He holds a bachelor’s degree in architecture and an MBA from Texas Tech University. Maxwell succeeds Mark Richard who will serve as senior advisor to chairman, president, and CEO Jeff Miller. ### ABOUT HALLIBURTON Halliburton is one of the world’s leading providers of products and services to the energy industry. Founded in 1919, we create innovative technologies, products, and services that help our customers maximize their value throughout the life cycle of an asset and advance a sustainable energy future. Connect with us on LinkedIn, YouTube, Instagram, and Facebook. For Investors: David Coleman investors@halliburton.com 281-871-2688 For Media Relations: Alexandra Franceschi pr@halliburton.com 281-871-3602